                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                          BRISTOL-MYERS SQUIBB COMPANY
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                       [LOGO] BRISTOL-MYERS SQUIBB COMPANY

                                                                  March 18, 1996


                       NOTICE OF
                     1996 ANNUAL
                     MEETING AND
                 PROXY STATEMENT
            TUESDAY, MAY 7, 1996
                    AT 9:45 A.M.
                   HOTEL DU PONT
                 11TH AND MARKET
                         STREETS
                      WILMINGTON
                        DELAWARE



DEAR FELLOW STOCKHOLDER:
You are cordially invited to attend the Annual Meeting of Stockholders of Bristol-Myers Squibb Company at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Tuesday, May 7, 1996 at 9:45 a.m.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company which you should be aware of when you vote your shares.

The principal business of the Annual Meeting will be the election of directors, ratification of the appointment of the independent accountants and consideration of one stockholder-proposed resolution. As in prior years, we plan to review the status of the Company's business at the meeting.

At last year's Annual Meeting over 87% of the outstanding shares were represented. It is important that your shares be represented whether or not you are personally able to attend. In order to ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form promptly. Proxy votes are tabulated by an independent agent and reported at the Annual Meeting. The tabulating agent maintains the confidentiality of the proxies throughout the voting process, and no information is disclosed to the Company which would identify the vote of any stockholder.

Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket.

As is our usual practice, we have provided space on the proxy card for comments from our registered stockholders. We urge you to use it to let us know your feelings about the Company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

CHARLES A. HEIMBOLD, JR.

CHARLES A. HEIMBOLD, JR.
Chairman and Chief Executive Officer

                      [LOGO] BRISTOL-MYERS SQUIBB COMPANY

                 ---------------------------------------------
                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                 ---------------------------------------------

     Notice is hereby given that the Annual Meeting of Stockholders will be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Tuesday, May 7, 1996, at 9:45 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

          to elect directors;

          to ratify the appointment of Price Waterhouse LLP as independent accountants for 1996;

          to  consider   and   vote  upon   one   stockholder-proposed
          resolution; and

          to transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the Company's Common and Preferred Stock at the close of business on March 8, 1996 will be entitled to vote at the meeting.

                                           By Order of the Board of Directors

                                           ALICE C. BRENNAN

                                           ALICE C. BRENNAN
                                           Secretary

Dated: March 18, 1996

                             YOUR VOTE IS IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

IF YOU DO NOT ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, YOUR VOTE WILL NOT BE COUNTED UNLESS A SIGNED PROXY REPRESENTING YOUR SHARES IS PRESENTED AT THE MEETING.

TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU SHOULD MARK, SIGN AND DATE THE ENCLOSED PROXY CARD OR PROXY VOTING INSTRUCTION FORM AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

                       [LOGO] BRISTOL-MYERS SQUIBB COMPANY

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                             ----
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION.........................................................     1
VOTING SECURITIES AND PRINCIPAL HOLDERS...................................................................     2
BOARD OF DIRECTORS........................................................................................     4
     Meetings of the Board................................................................................     4
     Compensation of Directors............................................................................     4
     Committees of the Board..............................................................................     5
     Directors and Nominees...............................................................................     6
COMPENSATION AND BENEFITS.................................................................................    10
     Executive Officer Compensation.......................................................................    10
       Summary Compensation Table.........................................................................    11
       Option/SAR Grants in the Last Fiscal Year..........................................................    12
       Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values......    13
       Long-Term Incentive Plan Awards in Last Fiscal Year................................................    13
     Board Compensation Committee Report on Executive Compensation........................................    14
       CEO Compensation...................................................................................    15
       Deductibility of Compensation Over $1 Million......................................................    16
     Performance Graphs...................................................................................    16
       Comparison of 5-Year Cumulative Total Return.......................................................    17
       Comparison of 10-Year Cumulative Total Return......................................................    17
     Pension Benefits.....................................................................................    18
     Executive Agreements.................................................................................    18
PROPOSALS TO BE VOTED UPON
     Proposal 1 -- Election of Directors..................................................................    18
     Proposal 2 -- Appointment of Independent Accountants.................................................    19
     Proposal 3 -- Stockholder Proposal Relating to Annual Election of Directors..........................    19
1997 PROXY PROPOSALS......................................................................................    20

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 7, 1996.

     This Proxy Statement, a proxy card and the Annual Report of Bristol-Myers Squibb Company, including financial statements for 1995 are being sent to all stockholders of record as of the close of business on March 8, 1996 for delivery beginning March 18, 1996. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

     Holders of record of the Company's $0.10 par value Common Stock and $2.00 Convertible Preferred Stock at the close of business on March 8, 1996 will be entitled to vote at the 1996 Annual Meeting. On each matter properly brought before the meeting, stockholders will be entitled to one vote for each share of stock held.

     Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company.
Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is their Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Stockholder Services, Bristol-Myers Squibb Company, 345 Park Avenue, Suite 4100, New York, New York 10154, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

     Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they choose to attend the meeting in person.

     If you are a registered stockholder you may vote by proxy by using the proxy card enclosed with the Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and an identifying title on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card. For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR the election of directors, FOR the ratification of the appointment of Price Waterhouse LLP, and AGAINST one stockholder-proposed resolution. If you are a stockholder who holds shares through an intermediary, you must provide instructions on voting to your nominee holder.

     The Board of Directors of Bristol-Myers Squibb knows of no other matters which may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares of stock present in person or by proxy is required for ratification of the appointment of Price Waterhouse LLP ('Price Waterhouse') and for the adoption of one stockholder-proposed resolution.

     In  accordance with  the laws  of the State  of Delaware  and the Company's
Restated Certificate of Incorporation and Bylaws (i) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes 'FOR all nominees', 'WITHHELD for all nominees' or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; broker non-votes are not counted, and (ii) for the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes 'FOR', 'AGAINST' or 'ABSTAIN' on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; broker non-votes are not counted.

     If you are a registered stockholder and wish to give your proxy to someone other than the Directors' Proxy Committee, you may do so by crossing out the names of all three Proxy Committee members appearing on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card. You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (i) by giving written notice of the revocation to the Company; (ii) by executing and delivering a proxy with a later date; or (iii) by voting in person at the meeting.

     Tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified to by independent inspectors of election. Any information that identifies the stockholder or the particular vote of a stockholder is kept confidential and not disclosed to the Company.

     The expense of preparing, printing and mailing proxy materials to Bristol-Myers Squibb stockholders will be borne by Bristol-Myers Squibb. In addition to solicitations by mail, a number of regular employees of Bristol-Myers Squibb may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company has also retained, on behalf of the Board of Directors, Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, to aid solicitation by mail, telephone, telegraph and personal interview for a fee of approximately $25,000 which will be paid by the Company. Bristol-Myers Squibb will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     At the close of business on March 8, 1996, there were 503,503,849 shares of $0.10 par value Common Stock ('Common Stock'), and 17,334 shares of $2.00 Convertible Preferred Stock ('Preferred Stock') outstanding and entitled to vote.

     The following table sets forth, as of January 31, 1996, beneficial ownership of shares of Common Stock of the Company by each director, each of the named executive officers and all directors and officers as a group.

     Unless otherwise noted, such shares are owned directly or indirectly with sole voting and sole investment power.

     None of the directors or officers owns any Preferred Stock of the Company.

                                                                                           TOTAL NUMBER OF
                                                                                         SHARES BENEFICIALLY
                                             TOTAL NUMBER OF            PERCENT OF     OWNED, SHARES WHICH MAY
                                           SHARES BENEFICIALLY         COMMON STOCK      BE ACQUIRED WITHIN
                  NAME                            OWNED                   OWNED                60 DAYS
----------------------------------------   -------------------         ------------    -----------------------

R. E. Allen.............................           12,767(a)                  *(b)                3,500
M. E. Autera............................          336,800(c)                  *                 260,210
E. V. Futter............................            3,636(d)                  *                   3,400
R. L. Gelb..............................        1,872,000(e)                  *               1,017,000
L. V. Gerstner, Jr......................           11,191(f)                  *                   1,750
C. A. Heimbold, Jr......................          773,144(g)                  *                 789,750
J. D. Macomber..........................           11,000(h)                  *                     750
M. F. Mee...............................           51,803                     *                  30,000
J. D. Robinson III......................            7,300                     *                   3,500
L. E. Rosenberg, M.D....................          152,668(i)(j)               *                 155,750
A. C. Sigler............................            6,500                     *                   3,500
L. W. Sullivan, M.D.....................              866(a)                  *                     750
K. E. Weg...............................          227,531                     *                 215,801
All Directors and Officers as a Group
  (a)(c)(d)(e)(f)(g)(h)(i)(j)(k)........        3,813,401                   0.7               2,765,594

------------

 (a) Includes amounts credited to directors' accounts in the 1987 Deferred Compensation Plan for Non-Employee Directors as deferred equivalent shares which are valued according to the market value and shareholder return on equivalent shares of Common Stock. Mr. Allen and Dr. Sullivan hold 8,800 and 16 such equivalent shares, respectively.

 (b) Asterisk (*) represents less than 1% of stock.

 (c) Includes 480 shares owned by Mr. Autera's wife over which he has neither voting nor investment power.

 (d) Includes 236 shares owned jointly by Ms. Futter and her husband over which she exercises shared voting and investment power.

 (e) Includes 750,000 shares owned by the Charter Corporation over which Mr. Gelb, as a director of the Charter Corporation, shares voting and investment power with other members of its board of directors.

 (f) Includes 1,301 deferred equivalent shares credited to Mr. Gerstner's account in the Squibb Corporation Deferred Plan for Fees of Outside Directors which are valued according to the market value and shareholder return on equivalent shares of Common Stock. Also includes 150 shares held in trust for the benefit of Mr. Gerstner's wife over which neither he nor she exercises voting or investment power.

 (g) Includes 2,779 shares held by members of Mr. Heimbold's family over which he exercises shared voting and investment power and also includes 2,965 shares owned by a family corporation over which he exercises shared voting and investment power. Also includes 4,866 shares held in trust for one of Mr. Heimbold's children over which he has neither voting nor investment power.

 (h) Includes 1,650 shares held by members of Mr. Macomber's family over which he exercises shared voting and investment power.

 (i) Dr. Rosenberg used shares previously awarded to him under the Company's Restricted Stock Program to pay withholding tax obligations resulting from the vesting of restricted stock shares in 1995; such payments reduced the total number of shares owned by him.

 (j) Includes 1,542 shares owned by Dr. Rosenberg's wife over which he has neither voting nor investment power.

 (k) Includes 4,860 shares held jointly by other executive officers and their respective spouses over which the officers exercise shared voting and investment power. Also includes 730 shares owned by or for children of the other executive officers over which the officers exercise shared voting and investment power.

                               BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company's business through regular written reports and analyses and discussions with the Chairman and other officers of the Company.

MEETINGS OF THE BOARD

     The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility.

     In 1995, there were eleven meetings of the Board. Director aggregate attendance at Board and Committee meetings averaged over 90%.

COMPENSATION OF DIRECTORS

     In 1995, directors who were not also employees of Bristol-Myers Squibb each received annual compensation consisting of an annual director's fee of $35,000 plus a fee of $2,000 for each Board meeting and Board Committee meeting attended. In addition, the Chairmen of the Audit Committee, the Compensation and Management Development Committee and the Committee on Directors and Corporate Governance each received an annual fee of $10,000. In 1995, one non-employee director elected to participate in the 1987 Deferred Compensation Plan for Non-Employee Directors. Under the provisions of the Plan, a non-employee director may elect to defer payment of all or part of the compensation received as a director. Deferred funds may be credited to a 6-month United States Treasury bill equivalent fund, a fund based on the return on the Company's invested cash or a fund based on the return on Bristol-Myers Squibb Company Common Stock or to two or three of the funds. Deferred portions are payable in a lump sum or in not more than ten annual installments. Payments under the Plan commence when a participant ceases to be a director or at a future date previously specified by the director. As of March 5, 1996, the Board of Directors changed the directors compensation program to provide a greater linkage with returns to shareholders. Under this change, 25% of the annual retainer for each non-employee director is deferred and credited to a deferred compensation account, the value of which is determined by the value of Bristol-Myers Squibb Company Common Stock, until certain ownership guidelines are attained. In addition, each non-employee director is to receive an annual award of 150 deferred share units, the value of which is determined by the value of Bristol-Myers Squibb Company Common Stock. Pursuant to the provisions of the Retirement Plan for Non-Employee Directors, a non-employee director who retires from the Board after five years of service will receive an annual retirement benefit equal to 50% of the director's average annual compensation at retirement. For each year of service in excess of five, the benefit percentage will increase by 2% to a maximum of twenty years of service. The Retirement Plan for Non-Employee Directors was amended March 5, 1996 to provide that no new retirement benefits would be credited under the Plan and to vest all eligible directors regardless of their years of service in retirement benefits accrued to date. The Bristol-Myers Squibb Company Non-Employee Directors' Stock Option Plan provides for the automatic grant on the date of the Company's Annual Meeting of an option to purchase 1,000 shares of the Company's Common Stock to each individual who is elected to the Board of Directors at such meeting or who had previously been elected to the Board of Directors for a term extending beyond such Annual Meeting, provided such individual is not also an employee of the Company. The price of the option is the fair market price of the Company's Common Stock on the date the option is granted. Each option becomes exercisable in four equal installments commencing on the earlier of the first anniversary of the date of grant or the date of the next Annual Meeting and continuing similarly for the three years thereafter. The options also become fully exercisable upon retirement from the Board after one year of service. In 1995, options for a total of 7,000 shares were granted, consisting of options for 1,000 shares granted to each of seven non-employee directors. The Directors' Charitable Contribution Program is part of the Company's overall program of charitable contributions. The Program is fully funded by life insurance policies purchased by the Company on individual members and retired members of the Board of Directors. In 1995, the Company paid a total of $186,000 in premiums on policies covering twelve directors and retired directors. The policies provide for a $1 million death benefit for each director covered. Upon the death of a director, the Company donates one-half of the $1 million benefit to one or more qualifying charitable organizations designated by the director. The remaining one-half of the benefit is contributed to the
Bristol-Myers Squibb Foundation, Inc. for distribution according to the Foundation's program for charitable contributions to medical research, health-related and community service organizations, educational institutions and education-related programs and cultural and civic activities. Individual directors derive no financial benefit from this program since all charitable deductions relating to the contributions accrue solely to the Company.

COMMITTEES OF THE BOARD

     The Company's Bylaws specifically provide for an Audit Committee and an Executive Committee. The Company's Bylaws also authorize the establishment of additional committees of the Board and, under this authorization, the Board of Directors has established the Committee on Directors and Corporate Governance and the Compensation and Management Development Committee. The Board has appointed individuals from among its members to serve on these four committees. The membership of these four committees, with the exception of the Executive Committee, is composed entirely of non-employee directors. From time to time the Board of Directors establishes special committees to address certain issues. Composition of such committees depends upon the nature of the issue being addressed.

     The duties of the Audit Committee are (a) to recommend to the Board of Directors a firm of independent accountants to perform the examination of the annual financial statements of the Company; (b) to review with the independent accountants and with the Controller the proposed scope of the annual audit, past audit experience, the Company's internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit; (c) to review with the independent accountants and with the Controller significant matters revealed in the course of the audit of the annual financial statements of the Company; (d) to review on a regular basis whether the Company's Standards of Business Conduct and Corporate Policies relating thereto has been communicated by the Company to all key employees of the Company and its subsidiaries throughout the world with a direction that all such key employees certify that they have read, understand and are not aware of any violation of the Standards of Business Conduct; (e) to review with the Controller any suggestions and recommendations of the independent accountants concerning the internal control standards and accounting procedures of the Company; (f) to meet on a regular basis with a representative or representatives of the Internal Audit Department of the Company and to review the Internal Audit Department's Reports of Operations; and (g) to report its activities and actions to the Board at least once each fiscal year.

     The Committee on Directors and Corporate Governance's duties include, among other things, (a) screening and recommending candidates for the Board of Directors of the Company; (b) recommending the term of office for directors; (c) recommending retirement policies for non-employee directors and remuneration for non-employee directors; (d) recommending the desirable ratio of employee directors to non-employee directors; (e) reviewing the format of Board meetings and making recommendations for the improvement of such meetings; (f) recommending the nature and duties of committees of the Board; and (g) considering matters of corporate social responsibility and matters of significance in areas related to corporate public affairs, the Company's employees, stockholders and its customers. The Committee on Directors and Corporate Governance considers stockholder recommendations of nominees for election to the Board of Directors if they are accompanied by a comprehensive written resume of the recommended nominee's business experience and background and a consent in writing signed by the recommended nominee that he or she is desirous of being considered as a nominee and, if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the aforesaid documents to the principal executive offices of the Company addressed to the Company, 345 Park Avenue, New York, New York 10154, attention Corporate Secretary.

     The Compensation and Management Development Committee's duties include, among other things, (a) administration of the Company's annual incentives, stock option and long-term incentive plans; (b) adoption and review of major compensation plans; (c) responsibility for the Company's management development programs and procedures; and (d) approval of compensation for corporate officers and certain senior management.

     During calendar year 1995, the committees of the Board held in the aggregate a total of nine meetings; the Audit Committee having met three times, the Compensation and Management Development Committee having met four times and the Committee on Directors and Corporate Governance having met two times. There were no meetings of the Executive Committee in 1995.

DIRECTORS AND NOMINEES

     Following are the nominees and the other directors of the Company who will continue in office beyond the Annual Meeting, with information including their principal occupation and other business affiliations, the year each was first elected as a director, the Board Committee memberships of each, other affiliations and each director's age. After the election of three directors at the meeting, the Company will have ten directors, including the seven directors whose present terms extend beyond the meeting. Listed first below are nominees for election for the 1996-1999 term followed by the directors in the 1994-1997 term and then the directors in the 1995-1998 term.

                                                   1996-1999 TERM
 ------------------------------------------------------------------------------------------------------------------

[PHOTO]                                  ELLEN V. FUTTER
                                         President of The American Museum  of Natural History since 1993.  President of  Barnard College from 1981 to 1993.  Director of the Company since March
                                         1990. Her present  term expires  at this Annual  Meeting. Ms.  Futter is  a trustee  of Consolidated Edison Company of  New York, Inc. and The American
                                         Museum of  Natural History.  She is  a  member of  the Council  on  Foreign
                                         Relations, Inc. and Helsinki Watch, a trustee of the Committee for Economic
                                         Development and a Partner of the New York City Partnership, Inc. Ms. Futter
                                         is  also a director of Phi Beta  Kappa Associates and The American Ditchley
                                         Foundation and a trustee of The American Assembly. Board Committees:  Audit
                                         Committee and Compensation and Management Development Committee. Age 46.

[PHOTO]                                  ANDREW C. SIGLER
                                         Chief  Executive Officer  since 1974,  Chairman since  1979 and  a director since 1973 of Champion International Corporation, a paper and wood products company. Director of the  Company since 1984. His  present term expires  at this  Annual  Meeting. Mr.  Sigler is  a director  of Allied  Signal, Inc.,
                                         Chemical Banking Corporation and General  Electric Company. He is a  member of  The Business Council, The Business Roundtable and the Board of Trustees
                                         for Dartmouth  College and  the  Enterprise Foundation.  Board  Committees:
                                         Audit   Committee  (Chairman),  Compensation   and  Management  Development
                                         Committee and Executive Committee. Age 64.

[PHOTO]                                  LOUIS W. SULLIVAN, M.D.
                                         President of  Morehouse School  of Medicine  from 1985  to 1989  and  since
                                         January  1993.  From March  1989 to  January 1993  Secretary of  the United
                                         States Department of  Health and  Human Services. Director  of the  Company
                                         since  February 1993. His present term  expires at this Annual Meeting. Dr.
                                         Sullivan is  a director  of 3-M  Corporation, Georgia-Pacific  Corporation,
                                         General  Motors  Corporation, CIGNA  Corporation,  Household International,
                                         Inc., EndoVascular Instruments, Inc. and Equifax  Inc. He is a founder  and
                                         Vice Chairman of Medical Education for South African Blacks, Inc., a member of the National Executive Council of the Boy Scouts of America, a member of
                                         the   Board  of  Trustees  of  Little  League  of  America,  Africare,  the
                                         International Foundation  for  Education  and Self-Help  and  the  American
                                         Cancer  Society and a director of the Ethics Resource Center and United Way of America. Board  Committees: Audit Committee  and Committee on  Directors
                                         and Corporate Governance. Age 62.

                                                    1994-1997 TERM
 ------------------------------------------------------------------------------------------------------------------

[PHOTO]                                  ROBERT E. ALLEN
                                         Chairman  and Chief Executive Officer since 1988 and director since 1984 of
                                         AT&T Company,  a communications  products,  services and  systems  company.
                                         Director of the Company since January 1986. His present term expires at the
                                         1997  Annual Meeting. Mr. Allen is a director of Pepsico, Inc. and Chrysler
                                         Corporation.  He  is  a  member  of  The  Business  Council,  The  Business
                                         Roundtable  and the  U.S.-Japan Business  Council and  a trustee  of Wabash
                                         College. Board Committees: Committee on Directors and Corporate  Governance
                                         (Chairman), Compensation and Management Development Committee and Executive
                                         Committee. Age 61.

[PHOTO]                                  MICHAEL E. AUTERA
                                         Executive   Vice  President   of  the   Company  since   August  1989  with
                                         responsibility for  the  Nutritional  and Health  Care  businesses  of  the
                                         Company  since January 1994 and the Consumer Products Group since September
                                         1994. Executive Vice  President, Administration, of  the Company from  1989 until  January 1994  and Chief Financial  Officer from 1977  to March 1994.
                                         Director of the Company  since 1991. His present  term expires at the  1997
                                         Annual Meeting. Mr. Autera is a Council Member of The Brookings Institution
                                         and a member of the Board of Managers of the New York Botanical Garden. Age
                                         57.


[PHOTO]                                  JOHN D. MACOMBER
                                         Principal  since 1992  of the  JDM Investment  Group, a  private investment firm. Chairman and President of the Export-Import Bank of the United States
                                         from 1989  to  1992.  Chairman  and Chief  Executive  Officer  of  Celanese
                                         Corporation  from 1973 to 1986.  Director of the Company  from 1978 to 1989 and since  February 1993.  His  present term  expires  at the  1997  Annual
                                         Meeting.  Mr.  Macomber is  a  director of  The  Brown Group,  Inc., Lehman
                                         Brothers  Holdings,  Inc.,  Pilkington   Ltd.,  Textron,  Inc.  and   Xerox
                                         Corporation.  He is Chairman of the Council For Excellence in Government, a
                                         director of the Atlantic Council of the United States, The  French-American
                                         Foundation,  the  National Executive  Services  Corps and  the  George Bush
                                         Presidential Library Foundation. He is also  on the Advisory Boards of  the
                                         Center  for  Strategic  &  International Studies  and  the  Yale  School of
                                         Management. He is a  trustee of the Carnegie  Institution of Washington  in addition  to being a member  of the Council on  Foreign Relations, Inc. and
                                         The  Bretton  Woods  Committee.  Board  Committees:  Audit  Committee   and
                                         Compensation and Management Development Committee. Age 68.

[PHOTO]                                  JAMES D. ROBINSON III
                                         Chairman  and Chief Executive  Officer since 1994 of  RRE Investors, LLC, a private venture investment  firm, and  President of J.D.  Robinson Inc.,  a strategic  advisory company. He is also  senior advisor to Trust Company of the West. He  served as Chairman  and Chief Executive  Officer of  American
                                         Express  Company from 1977 to 1993. Director of the Company since 1976. His present term expires at the 1997 Annual Meeting. Mr. Robinson is a director of the  Coca-Cola Company,  Cambridge  Technology Partners,  Union  Pacific
                                         Corporation,  First Data Corporation, New  World Communications Group, Inc.
                                         and Alexander &  Alexander Services, Inc.  He is Chairman  of the Board  of
                                         Overseers  and Board of Managers of Memorial Sloan-Kettering Cancer Center,
                                         a member of The Business Council and the Council on Foreign Relations, Inc.
                                         and an Honorary  Trustee of  The Brookings  Institution. Board  Committees:
                                         Committee   on  Directors   and  Corporate   Governance,  Compensation  and
                                         Management Development Committee  (Chairman) and  Executive Committee.  Age
                                         60.


                                                   1995-1998 TERM
 ------------------------------------------------------------------------------------------------------------------

[PHOTO]                                  LOUIS V. GERSTNER, JR.
                                         Chairman  and  Chief  Executive  Officer  of  IBM  Corporation  since 1993.
                                         Chairman and Chief  Executive Officer of  RJR Nabisco Holdings  Corporation
                                         from  1989  to 1993.  Director  of the  Company  since October  1989  and a director of Squibb Corporation from 1986 to October 1989. His present  term expires  at the 1998 Annual Meeting. Mr.  Gerstner is a director of The New
                                         York Times Company. He is a member  of the board of Lincoln Center for  the
                                         Performing  Arts, a  member of  the Smithsonian  Board of  Regents and vice chairman of the board of  the New American School Development  Corporation.
                                         He  is also  a director of  the Council  on Foreign Relations,  Inc., and a board member  of The  America/China Society  and The  Japan Society.  Board
                                         Committees:  Committee on Directors and  Corporate Governance and Executive
                                         Committee. Age 54.


[PHOTO]                                  CHARLES A. HEIMBOLD, JR.
                                         Chairman of  the  Board,  President  and Chief  Executive  Officer  of  the
                                         Company.  Mr. Heimbold was elected Chairman of the Board in May 1995, Chief
                                         Executive Officer  in  January 1994  and  President in  October  1992.  Mr.
                                         Heimbold  was  Executive  Vice President  of  the Company  from  1989 until
                                         October 1992. Director of the Company since 1989. His present term  expires at  the 1998 Annual Meeting. He is a director of Mobil Corporation. He is a member of The Business Roundtable, The Business Council and the Council  of
                                         Foreign  Relations, Inc. He is Chairman-elect  of the Board of Directors of the Pharmaceutical Research and Manufacturers  of America, Chairman of  the
                                         Board  of Trustees of Phoenix House and  Chairman of the Board of Overseers
                                         of the Law School and Trustee of the University of Pennsylvania. He is also a member  of the  Board of  Trustees of  International House  and of  Sarah
                                         Lawrence College. Board Committee: Executive Committee. Age 62.


[PHOTO]                                  KENNETH E. WEG
                                         Executive Vice President of the Company since May 1995 and President of the
                                         Pharmaceutical   Group  since  March   1993.  President  of  Pharmaceutical
                                         Operations from May 1991 until  March 1993. President of the  International
                                         Pharmaceutical Group from 1990 to April 1991. Director of the Company since
                                         1995.  His present term  expires at the  1998 Annual Meeting.  Mr. Weg is a trustee of the Princeton Medical Center and a trustee of the Foundation for
                                         New  Jersey  Public  Broadcasting,  Inc.  He  is  also  a  member  of   the
                                         Philadelphia Museum of Art Corporate Executive Committee. Age 57.


                           COMPENSATION AND BENEFITS

     The Company's compensation and benefits programs are designed to enable the Company to attract, retain and motivate the best possible employees to operate and manage the Company at all levels.

     In general, all U.S.-based employees, except in some cases those covered by collective bargaining agreements, receive a base salary, participate in an annual incentive plan, a Company-supported savings plan and a Company-funded pension plan and are provided with medical and other welfare benefits coverage. Employees outside of the United States are similarly covered by comprehensive compensation and benefits programs.

     In 1995, the Company implemented a global stock option grant known as the TeamShare Stock Option Plan. Under this plan, approximately 47,000 eligible employees, excluding key executives, have been or will be granted a stock option award giving them the opportunity to purchase 200 shares of the Company's Common Stock. All TeamShare recipients will have a stronger link with Company stockholders, as they will benefit from the stock price appreciation resulting from their efforts to grow and strengthen the business.

     In addition, the Company maintains specific executive compensation programs designed to provide incentives to reward and retain outstanding executives who bear the responsibility for achieving the demanding business objectives necessary to assure the Company's leadership position in the highly complex and competitive industries in which it operates. The executive compensation programs are based upon a pay-for-performance philosophy to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance, gains in productivity and contributions to the Company's growth and success.

     While performance against financial objectives and relative total stockholder return are the determinants of formula-based incentive payments under the Company's executive compensation program, the successful Bristol-Myers Squibb executive must perform effectively in many areas which are not measured specifically by financial results. Performance is also assessed against standards of business conduct reflecting social values, environmental stewardship and the expectations of the Company's key constituencies, including its employees and stockholders, the consumers of its products, suppliers and customers, the communities it operates in and the countries where it does business. The Bristol-Myers Squibb Company Pledge clearly defines what is expected of every employee in the Company, and the performance of the Company's executives is appraised in this regard.

EXECUTIVE OFFICER COMPENSATION

     The following tables and notes present the compensation provided by the Company to its Chief Executive Officer, the Company's four other most highly compensated executive officers and a retired executive who was also among the most highly compensated, for services rendered to the Company in 1993, 1994 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                                              ----------------------------------------
                               ANNUAL COMPENSATION                      AWARDS               PAYOUTS
                       -----------------------------------    --------------------------    ---------
                                                    OTHER                                                      ALL
                                                   ANNUAL     RESTRICTED     SECURITIES     LONG TERM         OTHER
                                                   COMPEN-      STOCK        UNDERLYING     INCENTIVE        COMPEN-
NAME/TITLE               SALARY        BONUS       SATION(1)  AWARDS(2)     OPTIONS/SARS     PAYOUTS         SATION(3)
YEAR                       $             $            $           $              #              $               $
--------------------   ----------    ----------    -------    ----------    ------------    ----------       -------

C.A. Heimbold, Jr.
  Chairman, President and
  Chief Executive Officer(4)
    1995............   $1,055,500    $1,303,543      --       $        0       535,000(5)   $       0 (6)    $47,497
    1994............   $  950,000    $  959,642      --       $        0       300,000      $ 331,998 (7)    $42,750
    1993............   $  828,625    $  621,121      --       $        0       156,000      $ 697,028 (8)    $37,287
M.E. Autera
  Executive Vice President
    1995............   $  625,250    $  514,255      --       $        0        53,000      $       0 (6)    $28,136
    1994............   $  609,000    $  483,851      --       $        0        78,600      $ 253,302 (7)    $27,405
    1993............   $  591,250    $  398,580      --       $        0        93,400      $ 531,069 (8)    $26,609
K.E. Weg
  Executive Vice President and
  President, Pharmaceutical
  Group(9)
    1995............   $  563,785    $  532,991      --       $        0        53,000      $       0 (6)    $25,370
    1994............   $  522,700    $  410,802      --       $        0        62,500      $ 199,472 (7)    $23,526
    1993............   $  503,333    $  311,553      --       $        0        60,400      $ 431,494 (8)    $22,659
M.F. Mee
  Senior Vice President and Chief
  Financial Officer(10)
    1995............   $  507,500    $  357,254      --       $        0        30,000      $    n.a. (11)   $22,838
    1994............   $  391,781    $  269,562      --       $2,170,000        45,000      $    n.a. (11)   $ 5,625
L.E. Rosenberg, M.D.
  President, Pharmaceutical
  Research Institute
    1995............   $  478,500    $  385,934      --       $        0        30,000      $    n.a. (12)   $21,533
    1994............   $  467,000    $  332,073      --       $        0        45,625      $    n.a. (12)   $21,015
    1993............   $  450,000    $  250,794      --       $        0        45,625      $    n.a. (12)   $20,250
R.L. Gelb
  Chairman(13)
    1995............   $  521,307    $  574,764      --       $        0             0      $        0(6)    $23,459
    1994............   $1,255,000    $1,267,738      --       $        0       150,000      $  570,200(7)    $56,482
    1993............   $1,240,000    $1,059,986      --       $        0       215,000      $1,327,673(8)    $55,809

------------
 (1) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites, and was less than the level required for reporting.
 (2) Mr. Mee was the only named executive to receive an award in the fiscal years listed. This award corresponds to Mr. Mee's joining the Company in March 1994. Regular dividends are paid on these shares. The number and market value of shares of restricted stock held by Mr. Mee and by Dr. Rosenberg, as a result of a grant made in a prior year, at December 31, 1995, (based upon the closing market value stock price of $85.875) were as follows: Mr. Mee (40,000 and $3,435,000) and Dr. Rosenberg (16,667 and $1,431,279).
 (3) Consists  of matching contributions  to the Savings  and Investment Program
     (SIP) and the Benefits Equalization Plan for the SIP as follows: Mr. Heimbold ($6,750 and $40,747); Mr. Autera ($6,585 and $21,551); Mr. Weg
     ($6,585 and $18,785); Mr. Mee  ($6,750 and $16,088); Dr. Rosenberg  ($6,750
     and $14,783) and Mr. Gelb ($6,750 and $16,709).
 (4) Mr. Heimbold was elected Chairman of the Board of the Company on May 2, 1995. He has been CEO since January 1994 and President since October 1992.
 (5) See Option Grant table for details concerning these stock option awards including performance-based exercise thresholds.
 (6) Long-Term Performance Award Plan award granted in 1992 and earned over the four-year performance period from 1992 through 1995. Since the threshold for payments under the award was not met, there were no pay-outs.
 (7) Long-Term Performance Award Plan award granted in 1991 and earned over the four-year performance period from 1991 through 1994. The pay-out, which was based on the achievement of four-year compounded annual earnings per share growth objectives, was 35.1% of targeted awards since performance fell below target.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (8) Long-Term Performance Award Plan award granted in 1990 and earned over the four-year performance period from 1990 through 1993. The pay-out, which was based on the achievement of four-year compounded annual earnings per share growth objectives, was 84.7% of targeted awards since performance fell below target.
 (9) Mr. Weg was elected Executive Vice President of the Company on May 2, 1995. He has been President of the Pharmaceutical Group since March 1993; prior to that he was President, Pharmaceutical Operations.
(10) Mr. Mee joined the Company in March 1994.
(11) Mr. Mee was not covered by these awards since they were granted prior to his joining the Company.
(12) Dr. Rosenberg was not covered by these awards since they were granted prior to his joining the Company.
(13) Mr. Gelb was Chairman of the Board of the Company from 1976 through May 2, 1995. He was CEO from 1972 through December 31, 1993.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                ---------------------------------------------------------------------      GRANT DATE
                                 NUMBER OF                                                                   VALUE
                                 SECURITIES        % OF TOTAL                                            --------------
                                 UNDERLYING       OPTIONS/SARS       EXERCISE                              GRANT DATE
                                OPTIONS/SARS       GRANTED TO         OR BASE                               PRESENT
                                 GRANTED(1)       EMPLOYEES IN       PRICE(2)                               VALUE(3)
             NAME                    #             FISCAL YEAR        ($/SH)        EXPIRATION DATE            $
------------------------------  ------------   -------------------   ---------    -------------------    --------------

C.A. Heimbold, Jr. ...........      135,000               1.0%       $62.0000           March 6, 2005    $    1,749,330
                                    133,333(4)            1.0%       $67.0625            June 4, 2005    $    1,450,335
                                    133,333(5)            1.0%       $67.0625            June 4, 2005    $    1,355,553
                                    133,334(6)            1.0%       $67.0625            June 4, 2005    $    1,231,274
M.E. Autera...................       53,000               0.4%       $62.0000           March 6, 2005    $      686,774
K.E. Weg......................       53,000               0.4%       $62.0000           March 6, 2005    $      686,774
M.F. Mee......................       30,000               0.2%       $62.0000           March 6, 2005    $      388,740
L.E. Rosenberg, M.D. .........       30,000               0.2%       $62.0000           March 6, 2005    $      388,740
R.L. Gelb.....................            0                --         --                  --                          0
All Stockholders(7)...........                                                                           $6,620,573,717
All Optionees(8)..............   13,343,825               100%       $62.25927    Various Dates, 2005    $  173,621,364
All Optionees Grant Date Present Value as a Percent of All Stockholder Value.........................             2.62%

------------
(1) Individual grants become exercisable in installments of 25% per year on each of the first through the fourth anniversaries of the grant date. At age 60, all outstanding option grants fully vest. As consideration for the option grant, an employee must remain in the employment of the Company for one year from the date of grant. No SARs were granted in 1995. Under the TeamShare Stock Option Plan, individual grants become fully vested three years after the date of the grant.
(2) All options were made at 100% of Fair Market Value as of date of grant.
(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price. The Black-Scholes Ratio of 0.209 was determined using the following assumptions: a volatility of 0.1824, an historic average dividend yield of 4.18%, a risk free interest rate of 6.94% and a 7-year option term. The values shown for the grants received by Mr. Heimbold on June 5, 1995 were reduced to reflect the stock price appreciation thresholds outlined in footnotes 4 through 6.
(4) This award becomes exercisable when the price of Bristol-Myers Squibb Common Stock increases by 30% over the exercise price to $87.18125 and remains at that price for 15 consecutive trading days. Modifying the Black-Scholes model to reflect the price appreciation threshold for exercisability results in a new ratio of 0.1622.
(5) This award becomes exercisable when the price of Bristol-Myers Squibb Common Stock increases by 50% over the exercise price to $100.59375 and remains at that price for 15 consecutive trading days. Modifying the Black-Scholes model to reflect the price appreciation threshold for exercisability results in a new ratio of 0.1516.
(6) This award becomes exercisable when the price of Bristol-Myers Squibb Common Stock increases by 70% over the exercise price to $114.00625 and remains at that price for 15 consecutive trading days. Modifying the Black-Scholes model to reflect the price appreciation threshold for exercisability results in a new ratio of 0.1377. In years 9 and 10 of the award term, the threshold required for exercisability becomes $100.59375.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(7) The 'Grant Date Present Value' shown is the incremental gain to all stockholders as a group which would result from the application of the same assumptions to all shares outstanding on March 7, 1995, as was used to estimate the 'Grant Date Present Value' of options listed above.
(8) Information based on all stock option grants made to employees in 1995, including TeamShare grants. Exercise price shown is the weighted average of all grants. Actual exercise prices ranged from $58.00 to $84.75, reflecting the Fair Market Value of the stock on the date of the option grants.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED           'IN THE MONEY'(2)
                              SHARES                                    OPTIONS/SARS AT               OPTIONS/SARS AT
                             ACQUIRED                ANNUALIZED         FISCAL YEAR-END               FISCAL YEAR-END
                                ON        VALUE        VALUE                   #                             $
                             EXERCISE    REALIZED     REALIZED    ---------------------------   ---------------------------
           NAME                 #           $            $        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------  --------   ----------   ----------   -----------   -------------   -----------   -------------

C.A. Heimbold, Jr. ........        0    $        0    $      0       672,080       535,000      $18,808,414    $10,380,313(3)
M.E. Autera................   18,330    $  639,259    $ 67,405       214,360       167,900      $ 5,698,103    $ 4,609,563
K.E. Weg...................        0    $        0    $      0       182,920       134,606      $ 7,149,421    $ 3,698,657
M.F. Mee...................        0    $        0    $      0        11,250        63,750      $   348,047    $ 1,739,766
L.E. Rosenberg, M.D. ......        0    $        0    $      0       125,750        30,000      $ 2,939,711    $   695,625
R.L. Gelb..................   77,330    $3,615,178    $373,534     1,017,000             0      $28,953,688    $         0

------------

(1) All options were granted at 100% of Fair Market Value. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option with a Fair Market Value equal to such obligations.

(2) Calculated based upon the December 31, 1995 Fair Market Value share price of $85.1875 less the share price to be paid upon exercise.

(3) For Mr. Heimbold, the  value of 'Unexercisable'  stock options includes  the year-end value of stock options which have price thresholds for exercisability as outlined in footnotes (4), (5) and (6) of the preceding table. Mr. Heimbold will only realize the portion of the listed value relating to these stock options once those price thresholds are attained. As of year end 1995, the price of Bristol-Myers Squibb Common Stock was below the appreciation thresholds.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                               PERFORMANCE OR              ESTIMATED FUTURE PAY-OUTS UNDER
                                       NUMBER OF                OTHER PERIOD                NON-STOCK PRICE-BASED PLAN(1)
                                     SHARES, UNITS            UNTIL MATURATION           -----------------------------------
                                    OR OTHER RIGHTS              OR PAY-OUT              THRESHOLD     TARGET      MAXIMUM
                                    ---------------   ---------------------------------  ---------   ----------   ----------

C.A. Heimbold, Jr. ...............    $ 1,000,000     Three-Year Period Ending in 1997   $432,000    $1,000,000   $2,400,000
M.E. Autera.......................    $   400,000     Three-Year Period Ending in 1997   $172,800    $  400,000   $  960,000
K.E. Weg..........................    $   400,000     Three-Year Period Ending in 1997   $172,800    $  400,000   $  960,000
M.F. Mee..........................    $   250,000     Three-Year Period Ending in 1997   $108,000    $  250,000   $  600,000
L.E. Rosenberg, M.D. .............    $   250,000     Three-Year Period Ending in 1997   $108,000    $  250,000   $  600,000
R.L. Gelb.........................    $         0                    --                  $      0    $        0   $        0

------------

(1) Pay-outs under the Plan will be based on the achievement of growth in earnings per share, sales and cash flow. The pay-out resulting from these measures may be reduced or increased based on total shareholder returns versus peer group companies over the three-year performance period. The target award will be paid if 100% of the targeted growth rate for these measures is achieved and total shareholder return is at the median of the peer group. Performance below the threshold level will result in no pay-out. Performance above the maximum level will result in the maximum pay-out.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As was earlier described in the section on Committees of the Board (pp. 5 and 6), the Compensation and Management Development Committee is responsible for administering the compensation program for executive officers of the Company. The Committee is composed exclusively of directors who are 'disinterested persons' as defined by the Securities and Exchange Commission rules and are neither employees or former employees of the Company nor eligible to participate in any of the executive compensation programs. Additionally, members of this Committee meet the definition of 'outside director' for purposes of administering compensation programs to meet the tax deductibility criteria included in Section 162(m) of the Internal Revenue Code.

     The Company's executive compensation program is based upon a pay-for-performance philosophy. Under the Company's program an executive's compensation consists of three components: base salary, an annual incentive (bonus) payment, and long-term incentives (which may include cash-based awards, stock-based awards and stock options).

     The Company's executive compensation program is designed to provide overall compensation, when targeted levels of performance are achieved, which is above the median of pay practices of a peer group of twelve large and high performing industry competitors. The corporations making up the peer companies group are Abbott Laboratories, American Home Products Corporation, The Gillette Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pharmacia-Upjohn, Inc., Pfizer, Inc., The Procter & Gamble Company, Rhone-Poulenc Rorer Inc., Schering-Plough Corporation, and Warner-Lambert Company. The Upjohn Company, which had been included in the peer group companies in prior years, has merged with Pharmacia to form Pharmacia-Upjohn. Compared to the peer companies group, Bristol-Myers Squibb ranked fourth largest as measured by sales, second in operating earnings, fourth in market capitalization and has historically performed strongly versus competitors and the broader array of companies represented in the Fortune 500 and S&P 500 based on return on equity, net earnings as a percent of sales and earnings per share growth over the five-year period. The Company is the second highest among the peer group in total dividends paid.

     At the time the Committee makes executive compensation decisions, the Committee reviews individual performance and Company performance versus that of the peer companies group. When 1995 compensation decisions were made, the Committee reviewed the return on equity, net earnings as a percent of sales, sales growth and net earnings per share growth over the prior five years. For this period, after adjusting for nonrecurring and unusual items for both Bristol-Myers Squibb and the peer companies group, the Company was a leader in the measures of return on equity and net earnings as a percent of sales in comparison to both the peer companies group and exceeded the levels of companies represented in the Fortune 500 (the performance of this index approximating the performance of the S&P 500). Additionally, in making its compensation decisions, the Committee reviewed data concerning the levels of executive pay among the peer companies group and other high performing and similarly sized companies for comparison purposes. This data included analyses provided by independent compensation consultants.

     The executive compensation program is designed to provide value to the executive based on the extent individual performance, Company performance versus budgeted earnings targets, longer term financial performance and share price appreciation meet, exceed or fall short of expectations. When expectations are not met, an executive is paid less than the targeted level of compensation under the program. As noted below, the executives received no pay-outs in the long-term performance awards which would have been paid at the end of 1995. Correspondingly, only when expectations are exceeded can incentive payments exceed target levels.

     BASE SALARY -- An executive's base salary is determined by an assessment of her/his sustained performance against her/his individual job responsibilities including, where appropriate, the impact of such performance on the business results of the Company, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement.

     ANNUAL INCENTIVES -- Payments under the Company's annual incentive plan, the Performance Incentive Plan, are tied to the Company's level of achievement of annual operating pretax earnings targets, establishing a direct link between executive pay and Company profitability. Annual operating pretax earnings targets for the overall Company and each operating group are based upon the earnings budget for the Company as reviewed by the Board of Directors. An individual executive's annual incentive opportunity is a percentage of her/his salary determined by the executive's job level. Actual annual incentive payments are determined by applying a formula based on operating pretax earnings performance to each individual's annual incentive opportunity. Applying this formula results in payments at the targeted incentive opportunity level when budgeted earnings are achieved and payments below the targeted level when earnings are below those set by the budget. The formula provides for payments above the targeted level only when actual earnings exceed budgeted levels of operating pretax earnings.

     For 1995 awards, operating pretax earnings budgets were established at annual growth levels which exceeded prior year actual growth and support the attainment of the Company's objective to double 1993 sales and earnings by the end of the year 2000. Those budgets were exceeded resulting in above target payments to executives.

     LONG-TERM INCENTIVES -- The Company's long-term incentives are in the form of stock option awards and long-term performance awards. The objective of these awards is to advance the longer-term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives based upon the creation of incremental stockholder value and the attainment of long-term financial goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The number of stock options granted is based on the grade level of an executive's position and the executive's performance in the prior year and the executive's potential for continued sustained contributions to the Company's success. The size of previous option grants and the number of options currently held by an executive are not taken into account in determining the number of options granted. The executive's right to the stock options vests over a four-year period and each option is exercisable, but only to the extent it has vested, over a ten-year period following its grant. In order to preserve the linkage between the interests of executives and those of stockholders, executives are expected to retain the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, except in specific cases of special financial need.

     The pay-outs of the historic long-term performance awards shown in the Summary Compensation Table were made ratably only to the extent that the Company achieved the earnings per share growth objectives established at the time the award was made. For the award cycles shown in the Summary Compensation Table for the four-year periods ending in 1993 and 1994, performance fell short of plan targets, resulting in pay-outs of 84.7% and 35.1% of target, respectively. For the four-year period ending in 1995, performance fell short of the threshold required for payment, and no payment was made in relation to this award.

     For 1995, the Committee, with the assistance of an external, independent executive compensation consulting firm, undertook a comprehensive review of the Company's executive compensation programs and practices. As a result of this review, the Committee decided that long-term performance awards should be reinstated and stock option award guidelines should be reduced. The stock option award guidelines were reduced from the levels used in 1993 and 1994 when stock options were the only form of long-term awards granted. This action is consistent with competitive practice and provides a balanced emphasis on both stock price appreciation and the attainment of the Company's long-term financial growth objectives. Pay-outs under the Plan for the 1995 to 1997 performance cycle will be based on the achievement of targeted growth in earnings per share, sales and cash flow. The pay-out resulting from these measures may be reduced or increased based on total stockholder returns (share price appreciation plus reinvested dividends) versus peer group companies over the three-year performance period. These targets more closely align the Company's compensation programs with total shareholder return.

CEO COMPENSATION

     The compensation for Mr. Heimbold results from his participation in the same compensation program as the other executives of the Company. His 1995 compensation was set by the Committee, applying the principles outlined above in the same manner as they were applied to the other executives of the Company.

     Mr. Heimbold's cash compensation increase reflects the increased level of responsibilities he assumed accompanying his election as Chairman of the Board in addition to the responsibilities of

Chief Executive Officer and President, and his compensation versus the peer companies group. Mr. Heimbold's annual bonus, as was discussed previously, is based upon the degree to which the overall Company achieves its pretax earnings budget. For 1995, the Company's overall performance resulted in a bonus pay-out to Mr. Heimbold equal to 123.5% of his targeted award.

     Mr. Heimbold participates in the Company's long-term performance award plan. Pay-outs under this plan for the 1995 to 1997 performance cycle are contingent upon achieving aggressive growth objectives in sales, earnings per share and cash flow over a three-year performance period. To provide additional incentive to produce stockholder returns to exceed those of the peer companies' group, a total stockholder return measure was added to the financial measures used in Mr. Heimbold's long-term award, as was done for all plan participants.

     The majority of Mr. Heimbold's incentive opportunities are in the form of stock options. On March 7, 1995, he received a stock option award of 135,000 shares under the annual award guidelines applied to all executives of the Company. On June 4, 1995, he received a special stock option award of 400,000 shares in recognition of his election to the position of Chairman of the Board on May 2, 1995. This special award was based on a study of grant practices of large industry competitors as well as other high performing companies of similar size. This special award will become exercisable only if meaningful increases in stock price appreciation are realized. The first one-third of this award will become exercisable only when the price of Company Common Stock increases to $87.18125, 30% over the exercise price. The second one-third of this award will become exercisable only when the price of the Company Common Stock increases to $100.59375, 50% over the exercise price. The final one-third of the award will become exercisable only when the price of the Company Common Stock increases to $114.00625, 70% over the exercise price. In years 9 and 10 of the award term, the price appreciation threshold required for exercisability becomes $100.59375. The daily closing stock price must remain above these threshold price appreciation levels for at least 15 consecutive trading days on the New York Stock Exchange.

     The Committee believes that the program it has adopted, with its emphasis on long-term compensation, serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its stockholders.

Deductibility of Compensation Over $1 Million

     In 1993, the Omnibus Budget Reconciliation Act of 1993 (the 'Act') was enacted. The Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1995. Based on the regulations issued by the Internal Revenue Service to implement the Act, the Company has taken the necessary actions to ensure the deductibility of payments under the annual incentive plan and long-term awards plans. The Company will continue to take the necessary actions to maintain the deductibility of payments under both plans.

  Compensation and Management Development Committee

                              James D. Robinson III, Chairman
                              Robert E. Allen
                              Ellen V. Futter
                              John D. Macomber
                              Andrew C. Sigler

PERFORMANCE GRAPHS

     The following graphs compare the performance of the Company for the periods indicated with the performance of the Standard & Poor's 500 Stock Index (S&P
500) and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. As previously noted, the corporations making up the peer companies group are Abbott Laboratories, American Home Products Corporation, The Gillette Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pharmacia-Upjohn, Inc., Pfizer, Inc., The Procter & Gamble Company, Rhone-Poulenc Rorer Inc., Schering-Plough Corporation and Warner-Lambert Company. Total Return indices reflect reinvested dividends and are weighted using beginning-period market capitalization for each of the reported time periods. This peer companies group is the group used by the Company for comparisons in measuring Company performance for compensation purposes. This group is consistent with the group used in the 1995 Proxy Statement.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                            [PERFORMANCE GRAPH]

                         1990       1991       1992       1993       1994       1995
Bristol-Myers Squibb     $100       $136       $107       $ 97       $103       $158
Peer Companies Group      100        155        137        133        152        237
S&P 500                   100        130        140        155        157        215

     Assumes $100 invested on 12/31/90 in Bristol-Myers Squibb Common Stock, S&P 500 Index and Peer Companies Group Index. Values are as of December 31 of specified year assuming that dividends are reinvested.

                 COMPARISON OF 10-YEAR CUMULATIVE TOTAL RETURN

                            [PERFORMANCE GRAPH]

                         1985   1986   1987   1988   1989   1990   1991   1992   1993   1994   1995
Bristol-Myers Squibb    $100    $128   $132   $151   $195   $241   $328   $261   $234   $248   $380
Peer Companies Group     100     135    149    170    246    293    452    402    388    445    693
S&P 500                  100     119    125    146    192    186    242    258    287    291    400

     Assumes $100 invested on 12/31/85 in Bristol-Myers Squibb Common Stock, S&P 500 Index and Peer Companies Group Index. Values are as of December 31 of specified year assuming that dividends are reinvested.

PENSION BENEFITS

     The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                            --------------------------------------------------------------------------------------------
REMUNERATION                   15           20            25            30            35            40            45
-------------------------   --------    ----------    ----------    ----------    ----------    ----------    ----------

$ 100,000................   $ 30,000    $   40,000    $   50,000    $   60,000    $   70,000    $   80,000    $   90,000
  250,000................     75,000       100,000       125,000       150,000       175,000       200,000       225,000
  500,000................    150,000       200,000       250,000       300,000       350,000       400,000       450,000
  750,000................    225,000       300,000       375,000       450,000       525,000       600,000       675,000
 1,000,000...............    300,000       400,000       500,000       600,000       700,000       800,000       900,000
 1,250,000...............    375,000       500,000       625,000       750,000       875,000     1,000,000     1,125,000
 1,500,000...............    450,000       600,000       750,000       900,000     1,050,000     1,200,000     1,350,000
 1,750,000...............    525,000       700,000       875,000     1,050,000     1,225,000     1,400,000     1,575,000
 2,000,000...............    600,000       800,000     1,000,000     1,200,000     1,400,000     1,600,000     1,800,000
 2,250,000...............    675,000       900,000     1,125,000     1,350,000     1,575,000     1,800,000     2,025,000
 2,500,000...............    750,000     1,000,000     1,250,000     1,500,000     1,750,000     2,000,000     2,500,000
 2,750,000...............    825,000     1,100,000     1,375,000     1,650,000     1,925,000     2,200,000     2,475,000
 3,000,000...............    900,000     1,200,000     1,500,000     1,800,000     2,100,000     2,400,000     2,700,000

     Pension benefits are determined by final average annual compensation where annual compensation is the sum of the amounts shown in the columns labeled 'Salary' and 'Bonus' in the Summary Compensation Table. Benefit amounts shown are straight-life annuities before the deduction for Social Security benefits. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: C.A. Heimbold, Jr. -- 32 years; M.E. Autera -- 28 years; K.E. Weg -- 27 years; M.F. Mee -- 2 years; L.E. Rosenberg -- 5 years; and R.L. Gelb -- 45 years.

EXECUTIVE AGREEMENTS

     On June 1, 1995, the Company entered into a consulting agreement with Mr. Richard L. Gelb, Chairman Emeritus of the Company and former Chairman of the Board and director of the Company. Under the agreement, the Company will have access to Mr. Gelb's knowledge and expertise accumulated during his 45 years with the Company, including 22 years as its CEO. The agreement runs for five years. Mr. Gelb was compensated $233,334 under this agreement in 1995. In addition, the Company will reimburse Mr. Gelb for reasonable expenses he incurs in connection with the services he provides to the Company under the agreement.

     Under a consulting agreement with the Company, Ambassador Bruce S. Gelb, a former employee, Vice Chairman and director of the Company and brother of Richard L. Gelb, has provided advice and counsel to the Company on matters in his areas of expertise. The amount paid to Ambassador Gelb under the agreement for the services rendered to the Company was $100,000 in 1995. In addition, the Company reimbursed Ambassador Gelb for reasonable expenses he incurred in connection with the services he provided to the Company under this agreement. This agreement expired on December 31, 1995.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Three directors are to be elected at the meeting for three-year terms ending at the 1999 Annual Meeting. Ellen V. Futter, Andrew C. Sigler and Louis
W. Sullivan, M.D. have been nominated by the Board of Directors for election at this Annual Meeting. Ms. Futter, Mr. Sigler and Dr. Sullvan are presently directors of the Company. The accompanying proxy will be voted for the Board of Directors' nominees, except where authority to so vote is withheld. Should any nominee be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors.

              PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of Bristol-Myers Squibb has appointed Price Waterhouse as independent accountants for the year 1996, subject to ratification by the stockholders. The Audit Committee recommended Price Waterhouse to the full Board of Directors. Price Waterhouse, because of its high standing in its field, is considered to be eminently qualified to perform this important function. A representative of Price Waterhouse is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired, and such representative is expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Price Waterhouse.

     In the event the stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors to select another independent accounting firm. It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

                       PROPOSAL 3 -- STOCKHOLDER PROPOSAL
                    RELATING TO ANNUAL ELECTION OF DIRECTORS

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who holds of record 120 shares of Common Stock, has informed the Company that she intends to present to the meeting the following resolution:

     RESOLVED: 'That the shareholders of Bristol-Myers Squibb recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.'

     REASONS: 'Until recently, directors of Bristol-Myers Squibb were elected annually by all shareholders.'

     'The great majority of New York Stock Exchange listed corporations elect all their directors each year.'

     'This  insures  that  ALL  directors  will  be  more  accountable  to   ALL
     shareholders   each   year   and   to  a   certain   extent   prevents  the
     self-perpetuation of the Board.'

     'Last year the owners of 125,462,056 shares, representing approximately 35% of shares voting, voted FOR this proposal.'

     'If you AGREE, please mark your proxy FOR this resolution.'

BOARD OF DIRECTORS' POSITION

     In 1984 the stockholders of the Company decided, by a vote at the Annual Meeting, to divide the Board of Directors into three classes with the number of directors in each class being as nearly equal as possible. Each director serves a three-year term and directors for one of the three classes are elected each year. Similar procedures for this staggered election approach have been adopted by many major corporations and, in fact, more than half of the other Fortune 500 companies provide for the election of their directors in this manner.

     The staggered election of directors is intended to provide continuity of experienced directors on the Board and prevent a precipitous change in the composition of the Board. With staggered elections, at least two annual stockholder meetings would be required to effect a change in control of the Board of Directors. One benefit derived from that situation is an enhancement of management's ability to negotiate in the best interest of all the stockholders with a person seeking to gain control of the corporation. A further benefit is the assurance of continuity and stability in the management of the business and affairs of the Company since a majority of the directors will always have prior experience as directors of the Company.

     At the time the classified board approach was adopted, it was supported by over 70% of the stockholders voting on the proposal. It has continued to receive the same high level of support throughout the past ten years when this same stockholder has challenged the process with this same resolution. In each of those years the stockholder's resolution was defeated with between 84.5% and 65% of the votes cast voting to defeat it.

     Accordingly, the Board of Directors recommends a vote AGAINST the proposed resolution.

                              1997 PROXY PROPOSALS

     Stockholder proposals relating to the Company's 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 345 Park Avenue, New York, New York 10154, attention Corporate Secretary, no later than November 18, 1996.

                           YOUR  VOTE  IS  IMPORTANT
                 PLEASE  SIGN,  DATE  AND  RETURN  YOUR  PROXY

                      [LOGO] BRISTOL-MYERS SQUIBB COMPANY

                  ['RECYCLED' LOGO] Printed on recycled paper

                                  APPENDIX 1
                             NOTICE OF SAVINGS CARD

                    [LOGO] BRISTOL-MYERS SQUIBB COMPANY

        BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM


-------

The enclosed Notice of 1996 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program pursuant to regulations of the Securities and Exchange Commission.

These regulations are designed to provide you with current information regarding Bristol-Myers Squibb Company and Bristol-Myers Squibb Company Common Stock which represents the investment of the Company Stock-based fund in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

If you are the owner of record of Bristol-Myers Squibb shares outside the Plans, a copy of the 1995 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1995 Annual Report is enclosed.

Participants who had funds invested in one of the Company Stock-based funds on the record date for the 1996 Annual Meeting additionally receive the opportunity to instruct the Trustee of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program how to vote the Common Stock attributable to their accounts at the 1996 Annual Meeting of Stockholders.

Since you did not have any funds invested in the Company's Stock-based funds of any of these Plans on the record date for the 1996 Annual Meeting, NO ACTION IS REQUIRED ON YOUR PART.

PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Suite 4100 DM, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

                                  APPENDIX 2
                                 NOMINEE CARD



PROXY                 [LOGO] BRISTOL-MYERS SQUIBB COMPANY

--------------------------------------------------------------------------------

                   ANNUAL MEETING OF STOCKHOLDERS MAY 7, 1996

     The undersigned hereby appoints C.A. HEIMBOLD, JR., R.E. ALLEN and J.D. MACOMBER, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the Company to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on May 7, 1996 at 9:45 A.M., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.
--------------------------------------------------------------------------------
PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED.
 IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND
                              AGAINST PROPOSAL 3.
--------------------------------------------------------------------------------

          PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

[X] PLEASE MARK YOUR VOTES
    AS INDICATED IN THIS
    EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR'
            PROPOSALS 1 AND 2.




                                FOR     WITHHELD
                                ALL      FOR ALL
1. ELECTION OF DIRECTORS       [  ]       [  ]
   E. V. FUTTER,
   A. C. SIGLER AND
   L. W. SULLIVAN, M.D.


                                FOR     AGAINST    ABSTAIN
2. APPOINTMENT OF              [  ]      [  ]       [  ]
   ACCOUNTANTS


                                  THE BOARD OF DIRECTORS
                                RECOMMENDS A VOTE 'AGAINST'
                                       PROPOSAL 3.


                                FOR     AGAINST    ABSTAIN
3. ANNUAL ELECTION             [  ]      [  ]       [  ]
   OF DIRECTORS

WITHHELD FOR THE FOLLOWING NOMINEE(S)
ONLY (WRITE NAME(S) BELOW):


---------------------------------------------


                                        PLEASE SIGN HERE exactly as your name(s)
                                                          appear(s) to the left


                                       Signature
                                       -----------------------------------------


                                       Signature
                                       -----------------------------------------


                                       Dated
                                       -----------------------------------------
                                       When signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title. If a corporation, please sign in full corporate name by president or other authorized officer.
                                       If a partnership, please sign in
                                       partnership name by athorized person.

                                  APPENDIX 3
                            VOTING INSTRUCTION CARD

 P
 R
 O
 X
 Y

 V
 O
 T
 I
 N
 G

 I
 N
 S
 T
 R
 U
 C
 T
 I
 O
 N
 S
                     [LOGO] BRISTOL-MYERS SQUIBB COMPANY

BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM
BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN
BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM
IMPORTANT
PLEASE COMPLETE AND RETURN

The enclosed Notice of the 1996 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

If you are also the owner of record of Bristol-Myers Squibb shares outside the Plans, a copy of the 1995 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1995 Annual Report is enclosed.

Participants in any of the Plans who had funds invested in a Bristol-Myers Squibb Company Common Stock-based investment fund on the record date for the 1996 Annual Meeting may instruct the plan Trustee how to vote the shares attributable to their account by completing the reverse side of this card and returning it by April 26, 1996. Shares of Common Stock for which no voting instructions are received by the Trustee by April 26, 1996 will be voted in the same proportion as the shares as to which it has received instructions.

Bristol-Myers Squibb Company urges you to COMPLETE, DATE, SIGN and RETURN this confidential voting instruction card TODAY.









PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Suite 4100 DM, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

The shares represented by these Voting Instructions will be voted as directed below. WHERE NO DIRECTION IS GIVEN WHEN THE SIGNED VOTING INSTRUCTIONS ARE RETURNED, SUCH SHARES WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEM 3.


PLEASE MARK
YOUR VOTES AS
INDICATED IN THIS
EXAMPLE       [X]


To Trustee:
The undersigned hereby directs the Trustee to vote, in person or by proxy, at the Annual Meeting of Stockholders of Bristol-Myers Squibb Company to be held on May 7, 1996, or any adjournment thereof, all full and fractional shares of Common Stock of Bristol-Myers Squibb Company credited to my account under the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program as indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR'
           PROPOSALS 1 AND 2.




                                FOR     WITHHELD
                                ALL      FOR ALL
1. ELECTION OF DIRECTORS       [  ]       [  ]
   E. V. FUTTER,
   A. C. SIGLER AND
   L. W. SULLIVAN, M.D.

                                FOR     AGAINST    ABSTAIN
2. APPOINTMENT OF              [  ]      [  ]       [  ]
   ACCOUNTANTS


                                 THE BOARD OF DIRECTORS
                               RECOMMENDS A VOTE 'AGAINST'
                                       PROPOSAL 3.

                                FOR     AGAINST    ABSTAIN
3. ANNUAL ELECTION             [  ]      [  ]       [  ]
   OF DIRECTORS

WITHHELD FOR THE FOLLOWING NOMINEE(S)
ONLY (WRITE NAME(S) BELOW):


---------------------------------------------


Signature(s)                                                  Date
           --------------------------------------------           -------------

                            FOLD AND DETACH HERE
        RETURN IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                                  APPENDIX 4
                                  PROXY CARD

                    [Logo] BRISTOL-MYERS SQUIBB COMPANY

                   ANNUAL MEETING OF STOCKHOLDERS MAY 7, 1996
                                   IMPORTANT
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         WHEN  PROPERLY  EXECUTED  THIS  PROXY  WILL  BE  VOTED  AS YOU
         INDICATE ON THE REVERSE SIDE OF THIS CARD, OR WHERE NO CONTRARY INDICATION IS MADE, WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3. The full text of the proposals and the position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting.

                PLEASE COMPLETE AND RETURN THIS PROXY CARD TODAY
P
R
O
X
Y

      COMMENTS








                                  HOTEL DUPONT
                  11th & Market Streets, Wilmington, DE 19801
                                 (302)594-3100
DIRECTIONS BY CAR:

FROM BALTIMORE OR                        FROM NEW JERSEY                          FROM PHILADELPHIA
DOWNSTATE DELAWARE:                      (New Jersey Turnpike):                   (I-95 South):
1. Take I-95 North to Wilmington Exit 7  1. Take the New Jersey Turnpike South    1. Take I-95 South through Chester to
marked 'Route 52, Delaware Avenue'.      to Delaware Memorial Bridge.             Wilmington.
2. From right lane, take Exit 7 onto     2. After crossing the Delaware Memorial  2. Follow I-95 South to Exit 7A marked '52
Adams Street.                            Bridge, follow signs to I-95 North.      South, Delaware Avenue'.
3. At the third traffic light on Adams   3. From I-95 North, follow steps 1-5     3. Follow exit road (11th Street) to
Street, turn right onto 11th Street.     outlined in directions 'From Baltimore   intersection with Delaware Avenue marked
4. At the intersection of Delaware       or Downstate Delaware'.                  '52 South, Business District'.
Avenue, bear left, continuing on 11th                                             4. At Delaware Avenue intersection, bear
Street.                                                                           left, continuing on 11th Street.
5. Follow 11th Street through four                                                5. Follow 11th Street through four traffic
traffic lights. Hotel duPont is on the                                            lights. Hotel duPont is on the right.
right.

LIMITED COMPLIMENTARY PARKING for stockholders attending the 1996 Annual Meeting is available at the HOTEL CAR PARK, located on Orange Street between 11th and 12th Streets approximately one block from the hotel. SHOW YOUR ADMISSION TICKET TO THE PARKING ATTENDANT TO RECEIVE COMPLIMENTARY PARKING. Valet Parking is also available at the Hotel duPont at your own expense.

DIRECTIONS BY TRAIN:
Amtrak train service is available into Wilmington, Delaware station. The Hotel duPont is located approximately twelve blocks from the train station.

The shares represented by this proxy will be voted as directed by the stockholder. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ITEMS 1 AND 2 AND AGAINST ITEM 3.

PLEASE MARK
YOUR VOTE AS
INDICATED IN
THIS EXAMPLE         [X]


The undersigned  hereby  appoints  C. A.  Heimbold,  Jr., R. E.  Allen  and
J. D. Macomber and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of the Stockholders of the Company to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on May 7, 1996 at 9:45 A.M., and at any adjournments thereof upon matters set forth in the Proxy Statement and in their judgment and discretion, upon such other business as may properly come before the meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR'
           PROPOSALS 1 AND 2.




                                FOR     WITHHELD
                                ALL      FOR ALL
1. ELECTION OF DIRECTORS       [  ]       [  ]
   E. V. FUTTER,
   A. C. SIGLER AND
   L. W. SULLIVAN, M.D.

                                FOR     AGAINST    ABSTAIN
2. APPOINTMENT OF              [  ]      [  ]       [  ]
   ACCOUNTANTS


WITHHELD FOR THE FOLLOWING NOMINEE(S)
ONLY (WRITE NAME(S) BELOW):


---------------------------------------------


                                 THE BOARD OF DIRECTORS
                               RECOMMENDS A VOTE 'AGAINST'
                                       PROPOSAL 3.

                                FOR     AGAINST    ABSTAIN
3. ANNUAL ELECTION             [  ]      [  ]       [  ]
   OF DIRECTORS



I PLAN TO ATTEND THE ANNUAL MEETING.     [  ]

I HAVE NOTED COMMENTS ON THE REVERSE
SIDE OF THIS CARD.                       [  ]



Signature(s)                                                  Date
           --------------------------------------------           -------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                        FOLD AND DETACH PROXY CARD HERE
  RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                                ADMISSION TICKET

                      [LOGO] BRISTOL-MYERS SQUIBB COMPANY

                      1996 ANNUAL MEETING OF STOCKHOLDERS

                              Tuesday, May 7, 1996
                                   9:45 A.M.
                                  Hotel duPont
                             11th & Market Streets
                              Wilmington, Delaware
   NON-TRANSFERABLE                                         NON-TRANSFERABLE

SEE REVERSE SIDE FOR DIRECTIONS TO THE HOTEL DUPONT